                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934, as amended

                 Date of Earliest Event Reported: July 23, 2004
                        (date of earliest event reported)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
               (Exact name of Registrant as Specified in Charter)

          Delaware                     333-111435                   13-3460894
        (State or Other                 (Commission               (I.R.S. Employer
Jurisdiction of Incorporation)         File Number)            Identification Number)

                              Eleven Madison Avenue
                            New York, New York 10010
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 325-2000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5.  Other Events

Filing of Computational Materials

In connection with the proposed offering of the Home Equity Pass-Through
Certificates, Series 2004-FRE1 (the "Certificates"), Credit Suisse First Boston
LLC, as underwriter (the "Underwriter"), has prepared the Computational
Materials for distribution to potential investors. Although Credit Suisse First
Boston Mortgage Securities Corp. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the
"Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K "Computational Materials" shall mean the materials attached hereto and filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, which include computer generated tables and/or charts displaying, with respect to the
Notes, any of the following: yield; average life; duration, expected maturity;
interest rate sensitivity; loss sensitivity; cash flow characteristics;
background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

         99.1     Computational Materials
         99.2     Computational Materials
         99.3     Computational Materials
         99.4     Computational Materials

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                                     By:/s/ John P. Graham
                              Name: John P. Graham
                              Title: Vice President

Dated:   July 23, 2004

EXHIBIT INDEX

Exhibit No.       Description of Exhibit

    99.1          Computational Materials
    99.2          Computational Materials
    99.3          Computational Materials
    99.4          Computational Materials